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                                                                    EXHIBIT 99.1



For more information:
Jim DeNike                                  Holly Russell
Corixa Corporation                          GlaxoSmithKline
206.754.5716                                919-483-2839
denike@corixa.com


                CORIXA AND GLAXOSMITHKLINE FILE SUIT AGAINST IDEC
              PHARMACEUTICALS CORPORATION FOR PATENT INFRINGEMENT

SEATTLE AND PHILADELPHIA, SEPT. 12, 2001 -- Corixa Corporation (Nasdaq: CRXA) and GlaxoSmithKline (NYSE: GSK) today announced that they have filed a lawsuit against IDEC Pharmaceuticals Corporation for patent infringement in connection with IDEC's Zevalin(TM) product for the treatment of non-Hodgkin's lymphoma.

The lawsuit was filed today in U.S. District Court in Delaware by Corixa, its wholly owned subsidiary, Coulter Pharmaceutical, Inc. and GlaxoSmithKline, and alleges that IDEC Pharmaceuticals infringes U.S. Patent Nos. 5,595,721, 6,015,542 and 6,090,365. Issued claims in these patents cover imaging, composition of matter and methods-of-use in the treatment of non-Hodgkin's lymphoma.

Through the lawsuit, Corixa and GlaxoSmithKline are asking the court to declare that IDEC is willfully infringing Corixa's patents. Corixa and GlaxoSmithKline are seeking available remedies under the patent laws.

"We are proud of our leading innovations in a variety of therapeutic areas, including non-Hodgkin's lymphoma, and are committed to enforcing our patent rights through methods that consider the needs of patients afflicted with non-Hodgkin's lymphoma and protect our shareholders," said Steven Gillis, Ph.D., chairman and chief executive officer of Corixa. "We intend to vigorously enforce our patent position. We have extended an offer to IDEC to discuss a license outside of a litigation setting."

"Intellectual property is one of the most important foundations of the research-driven pharmaceutical industry," said Kevin Lokay, vice president of Oncology at GlaxoSmithKline. "It is our desire to protect our intellectual property without limiting patient access to the medicines they need. Therefore, we are hoping to work constructively with IDEC toward that goal."

On September 11, 2001, Corixa learned of a complaint filed by IDEC against Corixa, Coulter Pharmaceutical, Inc. and the Regents of the University of Michigan for declaratory judgment of patent non-infringement and invalidity of certain patents relating to radioimmunotherapy. At the time of this announcement, neither Corixa nor Coulter had been served with this lawsuit nor had either party been contacted by IDEC.

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INVESTOR CONFERENCE CALL

Corixa and GlaxoSmithKline will conduct a conference call and webcast regarding today's announcement once the financial markets return to normal operation.

ABOUT CORIXA

Corixa is a developer of immunotherapeutics with a commitment to treating and preventing autoimmune diseases, cancer and infectious diseases by understanding and directing the immune system. Corixa is focused on immunotherapeutic products and has a broad technology platform enabling both fully integrated vaccine design and the use of its separate, proprietary product components on a stand-alone basis. Corixa currently has 16 programs in clinical development and 22 programs in preclinical development, including its most advanced product candidate, Bexxar, a monoclonal antibody conjugated to a radioisotope.

The company partners with numerous developers and marketers of pharmaceuticals, targeting products that are Powered by Corixa(TM) technology with the goal of making its potential products available to patients around the world. Corixa was founded in 1994 and is headquartered in Seattle, Washington, with additional operations in Hamilton, Montana and South San Francisco, California. For more information, please visit Corixa's website at www.corixa.com or call the company's investor relations information line at 1.877.4CORIXA or 1.877.426.7492.

ABOUT GLAXOSMITHKLINE

GlaxoSmithKline -- one of the world's leading research-based pharmaceutical and healthcare companies-- is committed to improving the quality of human life by enabling people to do more, feel better and live longer.

GlaxoSmithKline is committed to the research, development, manufacturing and marketing of therapeutic and supportive care products for hematology and oncology patients. Currently, GlaxoSmithKline Oncology markets Zofran(R) (ondansetron HCl), Hycamtin(R) (topotecan hydrochloride), Navelbine(R) (vinorelbine tartrate) Injection, Argatroban Injection, Alkeran(R) (melphalan), Leukeran(R) (chlorambucil), Compazine(R) (prochlorperazine), Purinethol(R) (mercaptopurine), Myleran(R) (busulfan), and Thioguanine. GlaxoSmithKline Oncology has novel agents in late-stage development, including a radioimmunotherapy Bexxar(TM) (tositumomab, iodine 131 tositumomab). For company information, visit GlaxoSmithKline on the World Wide Web at www.gsk.com.

CORIXA FORWARD-LOOKING STATEMENT

Except for the historical information presented, certain matters discussed in this press release are forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. They are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Factors that could affect Corixa's actual results include, but are not limited to, uncertainties of litigation and the failure of the FDA to approve Bexxar(TM) for commercial sale and the "Factors Affecting Our Operating Results, Our Business and Our Stock Price," described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, copies of which are available from our investor relations department. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

GLAXOSMITHKLINE FORWARD-LOOKING STATEMENT

Under the safe harbor provisions of the US Private Securities Litigation Reform Act of 1995, the Company cautions investors that any forward-looking statements or projections made by the Company, including those made in this Announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect the Group's operations are described under Risk Factors in the Operating and Financial Review and Prospects in the Company's Annual Report on Form 20-F for 2000, filed with the US Securities and Exchange Commission.